AppFolio, Inc. Announces Third Quarter 2026 Financial Results
Consistency Continues with 19% Revenue Growth and Expanding Profitability

SANTA BARBARA, Calif., October 22, 2026 -- AppFolio, Inc. (NASDAQ: APPF) ("AppFolio" or the "Company"), a technology leader powering the future of the real estate industry, today announced its financial results for the third quarter ended September 30, 2026.

“Q3 reflects the strength and durability of our business, as new and existing customers continue to adopt our performance platform," said Shane Trigg, Chairman and CEO. "The promise of Real Estate Performance Management is helping create a future of winning with our customers, turning performance into a competitive advantage that compounds over time."

Financial Highlights for Third Quarter of 2026
•Revenue grew 19% year-over-year to $296 million.
•Total units under management grew 8% year-over-year to 9.8 million.
•GAAP operating income grew 64% to $57 million, or 19.4% of revenue, compared to $35 million, or 14.1% of revenue in Q3 2025.
•Non-GAAP operating income grew 38% to $81 million, or 27.3% of revenue, compared to $59 million, or 23.5% of revenue in Q3 2025.
•Net cash provided by operating activities was $97 million, or 32.7% of revenue, compared to $86 million, or 34.5% of revenue in Q3 2025.

Financial Outlook
Based on information available as of October 22, 2026, AppFolio's outlook for fiscal year 2026 follows:
•Full year revenue range is increasing to $1.122 - $1.127 billion.
•Full year non-GAAP operating margin range as a percentage of revenue is now 26.5% - 27.5%.
•Diluted weighted average shares outstanding are expected to be approximately 36 million for the full year.

Conference Call Information
As previously announced, the Company will host a conference call today, October 22, 2026, at 2:00 p.m. Pacific Time (PT), 5:00 p.m. Eastern Time (ET), to discuss the Company’s third quarter financial results. A live webcast of the call will be available at: https://edge.media-server.com/mmc/p/jcjgqabv. To access the call by phone, please go to the following link: https://register-conf.media-server.com/register/BI59a3520d44444834b693d21914243efb, and you will be provided with dial-in details. A replay of the webcast will also be available for a limited time on AppFolio’s Investor Relations website at https://ir.appfolioinc.com/news-events/events.

The Company also provides announcements regarding its financial results and other matters, including SEC filings, investor events, and press releases, on its Investor Relations website at https://ir.appfolioinc.com/, as a means of disclosing material nonpublic information and for complying with AppFolio's disclosure obligations under Regulation FD.

About AppFolio
AppFolio is a technology leader powering the future of the real estate industry. Our innovative platform and trusted partnership enable our customers to connect communities, increase operational efficiency, and grow their business. For more information about AppFolio, visit ir.appfolioinc.com.

Investor Relations Contact:
Lori Barker
ir@appfolio.com

Use of Non-GAAP Financial Measures
Reconciliations of current and historical non-GAAP financial measures to AppFolio’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables entitled “Statement Regarding the Use of Non-GAAP Financial Measures.”

AppFolio is unable, at this time, to provide GAAP equivalent guidance measures on a forward-looking basis for non-GAAP operating margin because certain items that impact this measure are uncertain, out of our control, or cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “future’” “predicts, “projects,” “target,” “seeks,” “contemplates,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to future operating results and financial position, including the Company's fiscal year 2026 financial outlook, anticipated future expenses and investments, the Company's business opportunities, the impact of the Company's strategic actions and initiatives, the potential benefits and effect of AI and its impact on the Company’s plans, objectives, expectations and capabilities.

Forward-looking statements represent AppFolio's current beliefs and expectations based on information currently available and speak only as of the date the statement is made. Forward-looking statements are subject to numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to materially differ from those expressed or implied by these forward-looking statements include those risks, uncertainties and other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 5, 2026, as such risk factors may be updated from time to time in our subsequent filings with the SEC, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recently filed Annual Report on Form 10-K or Quarterly Report on

Form 10-Q, as well as in the Company's other filings with the SEC. You should read this press release with the understanding that the Company's actual future results may be materially different from the results expressed or implied by these forward-looking statements.

The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$258,536	$106,967
Investment securities—current	48,740	144,256
Accounts receivable, net	52,535	36,873
Prepaid expenses and other current assets	47,561	65,218
Total current assets	407,372	353,314
Property and equipment, net	20,316	23,228
Operating lease right-of-use assets	14,227	15,924
Capitalized software development costs, net	11,122	11,324
Goodwill	96,410	96,410
Intangible assets, net	31,153	38,826
Deferred income taxes	32,210	58,823
Long-term investments	87,668	77,033
Other long-term assets	15,193	14,085
Total assets	$715,671	$688,967
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,656	$4,123
Accrued employee expenses	43,071	59,774
Accrued expenses	28,679	20,829
Other current liabilities	24,476	22,121
Total current liabilities	101,882	106,847
Operating lease liabilities	24,876	33,287
Other liabilities	6,399	6,254
Total liabilities	133,157	146,388
Stockholders’ equity	582,514	542,579
Total liabilities and stockholders’ equity	$715,671	$688,967

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue(1)	$295,691	$249,353	$839,029	$702,630
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(2)	105,580	91,476	303,150	254,801
Sales and marketing(2)	48,623	35,912	130,068	103,745
Research and product development(2)	53,128	54,037	153,754	144,469
General and administrative(2)	25,953	27,446	75,920	72,733
Depreciation and amortization	4,996	5,436	15,001	17,541
Total costs and operating expenses	238,280	214,307	677,893	593,289
Income from operations	57,411	35,046	161,136	109,341
Other (loss) income, net	(1)	(4)	567	41
Interest income, net	2,204	1,690	5,423	6,109
Income before provision for income taxes	59,614	36,732	167,126	115,491
Provision for income taxes	13,636	3,086	37,180	14,482
Net income	$45,978	$33,646	$129,946	$101,009
Net income per common share:
Basic	$1.30	$0.94	$3.66	$2.80
Diluted	$1.29	$0.93	$3.65	$2.78
Weighted average common shares outstanding
Basic	35,436	35,889	35,507	36,036
Diluted	35,578	36,259	35,616	36,368
(1) The following table presents our revenue categories:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Subscription Services	$61,525	$53,752	$179,547	$155,738
Value Added Services	231,948	192,092	652,778	536,943
Other	2,218	3,509	6,704	9,949
Total revenue	$295,691	$249,353	$839,029	$702,630

(2) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$1,315	$1,241	$3,649	$3,947
Sales and marketing	3,586	3,443	10,559	9,336
Research and product development	8,839	9,076	25,639	24,182
General and administrative	6,860	7,033	19,213	17,998
Total stock-based compensation expense	$20,600	$20,793	$59,060	$55,463

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash from operating activities
Net income	$45,978	$33,646	$129,946	$101,009
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,996	5,436	15,001	17,541
Amortization of operating lease right-of-use assets	572	517	1,698	1,525
Gain on lease termination and modification	(1,547)	—	(1,547)	—
Amortization of costs capitalized to obtain revenue contracts, net	3,428	2,768	9,896	8,187
Deferred income taxes	10,609	30,303	26,613	17,118
Stock-based compensation, including as amortized	20,600	20,793	59,060	55,463
Other	3	(233)	(520)	(1,281)
Changes in operating assets and liabilities:
Accounts receivable	(2,094)	(1,803)	(16,012)	(10,000)
Prepaid expenses and other assets	160	(4,251)	(9,933)	(15,677)
Accounts payable	881	894	1,534	1,746
Operating lease liabilities	(4,941)	(1,075)	(7,325)	(3,177)
Accrued expenses and other liabilities	18,121	(988)	10,257	4,661
Net cash provided by operating activities	96,766	86,007	218,668	177,115
Cash from investing activities
Purchases of available-for-sale investments	(46,195)	(102,541)	(92,135)	(166,575)
Proceeds from sales of available-for-sale investments	—	—	140,154	202,662
Proceeds from maturities of available-for-sale investments	1,810	32,800	47,400	76,620
Purchases of property and equipment	(14)	(1,336)	(242)	(1,841)
Proceeds from sale of property and equipment	75	—	75	—
Capitalization of software development costs	(983)	(936)	(3,537)	(2,414)
Purchases of long-term investments	—	—	(10,000)	(75,000)
Cash paid in business acquisition, net of cash acquired	—	—	—	(906)
Net cash (used in) provided by investing activities	(45,307)	(72,013)	81,715	32,546
Cash from financing activities
Proceeds from stock option exercises and the issuance of common stock under the Employee Stock Purchase Plan	1,084	953	2,082	1,081
Tax withholding for net share settlement	(7,228)	(12,332)	(21,706)	(31,430)
Purchase of common stock	(4,180)	—	(129,190)	(145,723)
Net cash used in financing activities	(10,324)	(11,379)	(148,814)	(176,072)
Net increase in cash, cash equivalents and restricted cash	41,135	2,615	151,569	33,589
Cash, cash equivalents and restricted cash
Beginning of period	217,651	73,728	107,217	42,754
End of period	$258,786	$76,343	$258,786	$76,343

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$105,580	$91,476	$303,150	$254,801
Stock-based compensation expense	(1,315)	(1,241)	(3,649)	(3,947)
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$104,265	$90,235	$299,501	$250,854
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	36%	37%	36%	36%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	35%	36%	36%	36%

GAAP sales and marketing	$48,623	$35,912	$130,068	$103,745
Stock-based compensation expense	(3,586)	(3,443)	(10,559)	(9,336)
Non-GAAP sales and marketing	$45,037	$32,469	$119,509	$94,409
GAAP sales and marketing as a percentage of revenue	16%	14%	16%	15%
Non-GAAP sales and marketing as a percentage of revenue	15%	13%	14%	13%

GAAP research and product development	$53,128	$54,037	$153,754	$144,469
Stock-based compensation expense	(8,839)	(9,076)	(25,639)	(24,182)
Non-GAAP research and product development	$44,289	$44,961	$128,115	$120,287
GAAP research and product development as a percentage of revenue	18%	22%	18%	21%
Non-GAAP research and product development as a percentage of revenue	15%	18%	15%	17%

GAAP general and administrative	$25,953	$27,446	$75,920	$72,733
Stock-based compensation expense	(6,860)	(7,033)	(19,213)	(17,998)
Non-GAAP general and administrative	$19,093	$20,413	$56,707	$54,735
GAAP general and administrative as a percentage of revenue	9%	11%	9%	10%
Non-GAAP general and administrative as a percentage of revenue	6%	8%	7%	8%

GAAP depreciation and amortization	$4,996	$5,436	$15,001	$17,541
Amortization of stock-based compensation capitalized in software development costs	(153)	(241)	(634)	(723)
Amortization of purchased intangibles	(2,558)	(2,558)	(7,673)	(7,673)
Non-GAAP depreciation and amortization	$2,285	$2,637	$6,694	$9,145
GAAP depreciation and amortization as a percentage of revenue	2%	2%	2%	2%
Non-GAAP depreciation and amortization as a percentage of revenue	1%	1%	1%	1%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Income from operations:
GAAP income from operations	$57,411	$35,046	$161,136	$109,341
Stock-based compensation expense	20,600	20,793	59,060	55,463
Amortization of stock-based compensation capitalized in software development costs	153	241	634	723
Amortization of purchased intangibles	2,558	2,558	7,673	7,673
Non-GAAP income from operations	$80,722	$58,638	$228,503	$173,200

Operating margin:
GAAP operating margin	19.4%	14.1%	19.2%	15.6%
Stock-based compensation expense as a percentage of revenue	7.0	8.3	7.0	7.9
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	—	0.1	0.1	0.1
Amortization of purchased intangibles as a percentage of revenue	0.9	1.0	0.9	1.1
Non-GAAP operating margin	27.3%	23.5%	27.2%	24.7%

Net income (loss):
GAAP net income	$45,978	$33,646	$129,946	$101,009
Stock-based compensation expense	20,600	20,793	59,060	55,463
Amortization of stock-based compensation capitalized in software development costs	153	241	634	723
Amortization of purchased intangibles	2,558	2,558	7,673	7,673
Income tax effect of adjustments	(4,608)	(9,582)	(14,408)	(23,182)
Non-GAAP net income	$64,681	$47,656	$182,905	$141,686

Net income per share, basic:
GAAP net income per share, basic	$1.30	$0.94	$3.66	$2.80
Non-GAAP adjustments to net income	0.53	0.39	1.49	1.13
Non-GAAP net income per share, basic	$1.83	$1.33	$5.15	$3.93

Net income per share, diluted:
GAAP net income per share, diluted	$1.29	$0.93	$3.65	$2.78
Non-GAAP adjustments to net income	0.53	0.38	1.49	1.12
Non-GAAP net income per share, diluted	$1.82	$1.31	$5.14	$3.90

Weighted-average shares used in GAAP and non-GAAP per share calculation
Basic	35,436	35,889	35,507	36,036
Diluted	35,578	36,259	35,616	36,368

Statement Regarding the Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP presentation of income from operations, costs and operating expenses, operating margin, net income, and net income per share. These measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs, amortization of purchased intangibles, and the related income tax effect of these adjustments, as applicable and described below. Non-GAAP operating margin is calculated as non-GAAP operating income from operations as a percentage of revenue.

We use each of these non-GAAP financial measures internally to assess and compare operating results across reporting periods, for internal budgeting and forecasting purposes, and to evaluate our financial performance. We believe these non-GAAP financial measures also provide useful supplemental information to investors and facilitate the analysis of our operating results and comparison of operating results across reporting periods.

In particular, we believe these non-GAAP financial measures are useful to investors and others in assessing our operating performance due to the following factors:

•Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. We utilize stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of our stockholders while ensuring long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

•Amortization of purchased intangibles. We view amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

•Income tax effects of adjustments. We utilize a fixed long-term projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate, which we have determined to be 22% and 21% for 2026 and 2025, respectively, considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, and material changes in the forecasted geographic earnings mix.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and can exclude expenses that may have a material impact on our reported financial results. As such, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the tables above. We encourage investors to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.